UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2022

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Auctus Fund Litigation

In March of 2019, we entered into a Securities Purchase Agreement with Auctus Fund, LLC (“Auctus”), whereby we borrowed $75,000 from Auctus under the terms of a convertible promissory note and included the issuance to 187,500 warrants to Auctus. Adjustment provisions in the Securities Purchase Agreement and the note required PCTL to adjust the number of warrants and exercise price based upon future financings.

In late 2019, we defaulted on the Auctus note, which triggered a number of default provisions of the note. We disputed the amounts claimed to be owed to Auctus, the number of shares of common stock to be reserved for conversion of the note and the number and exercise price of the warrants held by Auctus. Negotiations of these disputes lasted for several months.

In October of 2020, we entered into a Conditional Settlement Agreement with Auctus to settle all disputes and claims between the parties. A material dispute between the parties was the warrants, which according the Auctus had ballooned to 107,142,857 shares at an exercise price of $0.00035. Pursuant to the settlement agreement, Auctus agreed to settle such disputes and claims based upon the payment of $145,000 in cash and the issuance of 8,000,000 shares of common stock.

On September 1, 2021, we issued 8,000,000 common shares and paid the remaining cash balance to Auctus under the terms of the settlement. We fully complied with all payments required under the settlement agreement and issued the shares of common stock to Auctus, which triggered the mutual release of all disputes and claims between us and Auctus. Despite our compliance with the terms of the settlement agreement, Auctus has refused to execute the mutual release required by the settlement agreement and acknowledge the cancellation of the warrants as part of the settlement.

On January 14, 2022, we filed a complaint in the United States District Court for the District of Massachusetts (Case 1:22-cv-10053), against Auctus seeking damages for:

1.	Breach of Contract;
2.	Breach of Implied Covenant of Good Faith and Fair Dealing;
3.	Reformation of Mutual Release;
4.	Fraud;
5.	Conversion; and
6.	Unjust Enrichment.

The case is currently ongoing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCT LTD

By: /s/ Gary J. Grieco

Gary J. Grieco, President

Date: January 20, 2022